UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 26, 2023

WORKDAY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35680	20-2480422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

6110 Stoneridge Mall Road

Pleasanton, California 94588

(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 951-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	WDAY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal

On January 26, 2023, in connection with the effectiveness of new Securities and Exchange Commission (the “SEC”) rules regarding universal proxy cards, certain recent changes to the Delaware General Corporation Law (the “DGCL”), and a periodic review of the bylaws of Workday, Inc. (“Workday”), the Board of Directors of Workday (the “Board”) approved and adopted Workday’s amended and restated bylaws (the “Amended and Restated Bylaws”), effective immediately, to, among other things:

•	update and revise the advance notice provisions for the nomination of directors or the proposal of other business at meetings of stockholders, including requiring additional background information and disclosures regarding proposing stockholders, proposed nominees and business, and other persons related to a stockholder’s solicitation of proxies, such as additional information about the ownership of securities and material litigation, relationships and interests in material agreements with or involving Workday or a competitor of Workday;
•	address the universal proxy rules adopted by the SEC by clarifying that no person may solicit proxies in support of a director nominee other than the Board’s nominees unless such person has complied with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, including applicable notice and solicitation requirements;
•	update the provision related to the conduct of stockholder meetings, including clarifying that the presiding person of a stockholder meeting may set additional attendance or other procedures for meeting attendees and Rule 14a-18 proponents;
•	require that any stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white;
•	address procedural matters in light of recent amendments to the DGCL, such as adjournment and lists of stockholders entitled to vote at stockholder meetings;
•	add an emergency bylaw provision to provide clarity and authority to directors and certain officers during an emergency situation that would otherwise prevent a quorum of the Board or a committee thereof from being achieved;
•	provide clarity regarding the terms and procedures for Workday’s indemnification of its directors and officers;
•	revise the exclusive forum provision to provide for the Delaware Court of Chancery (or, absent jurisdiction, the federal district court for the District of Delaware) as the exclusive forum for certain corporate law-related claims; and
•	make various other conforming, technical, modernizing and clarifying changes.

The foregoing summary and description of the provisions of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2023

Workday, Inc.

/s/ Richard H. Sauer
Richard H. Sauer
Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary